EXHIBIT 8.1
December 18, 2019

Global Self Storage, Inc.
11 Hanover Square, 12th Floor
New York, New York, 10005

Re: REIT Qualification of Global Self Storage, Inc.

Ladies and Gentlemen:

We have acted as counsel to Global Self Storage, Inc., a Maryland corporation (the "Company"), in connection with a prospectus supplement filed on Form 424(b)(5) (the "Prospectus Supplement") to the registration statement filed on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement," and together with the Prospectus Supplement, the "Prospectus"), relating to an offering of no charge, non-transferable subscription rights to eligible stockholders of the Company entitling the holders to purchase up to an aggregate of 2,780,980 newly issued shares of the Company's common stock, par value $0.01 per share. You have requested our opinion regarding (i) the qualification of the Company as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code") and (ii) the statements in the Registration Statement under the caption "U.S. Federal Income Tax Considerations," as modified and supplemented by the statements in the Prospectus Supplement under the heading "Additional U.S. Federal Income Tax Considerations," to the extent they describe applicable U.S. federal income tax law.  Except as otherwise indicated, capitalized terms used in this opinion letter have the meanings given to them in the Prospectus.

In rendering the opinions expressed herein, we have examined and, with your permission, relied on the following items:

1. the Articles of Amendment and Restatement of the Company;

2. the bylaws of the Company;

3. the Certificate of Representations (the "Certificate of Representations"), dated as of the date hereof, provided to us by the Company;

4. the Registration Statement;

5.the Prospectus Supplement; and

6. such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions referred to in this letter.

In our examination of the foregoing documents, we have assumed, with your consent, that (i) all documents reviewed by us are original documents, or true and accurate copies of original documents and have not been subsequently amended, (ii) the signatures of each original document are genuine, (iii) all representations and statements set forth in such documents are true and correct, (iv) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms, and (v) the Company at all times has been and will continue to be organized and operated in accordance with the method of operation described in its organizational documents, the Prospectus Supplement, the Registration Statement, and the Certificate of Representations.

For purposes of rendering the opinions stated below, we have also assumed, with your consent, the accuracy of the representations contained in the Certificate of Representations, and that each representation contained in the Certificate of Representations that is qualified as to the best of the knowledge or belief of the person making such representation is accurate and complete without regard to such qualification as to the best of such person's knowledge or belief. These representations generally relate to the organization and method of operation of the Company as a REIT under the Code. In addition, the Company has held and may continue to hold investments in other publicly traded companies that intend to qualify as REITs. For the purposes of rendering the opinions stated below, we have assumed, with your consent, that any such company in which the Company has held or will hold an interest has qualified as a REIT, and the interests in any such company held by the Company are treated as equity in a REIT for U.S. federal income tax purposes, during all relevant periods.

Based upon, subject to, and limited by the assumptions and qualifications set forth herein and in the Prospectus, we are of the opinion that:

1. Commencing with its taxable year ended December 31, 2015, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation as described in the Prospectus and as set forth in the Certificate of Representations will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

2. The statements in the Registration Statement under the caption "U.S. Federal Income Tax Considerations," as modified and supplemented by the statements in the Prospectus Supplement under the heading "Additional U.S. Federal Income Tax Considerations," to the extent they summarize or describe applicable U.S. federal income tax law or legal conclusions, are correct in all material respects.

The opinions set forth in this letter are based on relevant provisions of the Code, Treasury Regulations promulgated thereunder, interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative rulings and practices of the Internal Revenue Service ("IRS") (including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as of the date hereof.  These provisions and interpretations are subject to change, which may or may not be retroactive in effect, and which may result in modifications of our opinions.  Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary determination by the IRS or the Treasury Department in regulations or rulings issued in the future.  In this regard, an opinion of counsel with respect to an issue represents counsel's best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

The opinions set forth above represent our conclusions based upon the documents, facts, representations and assumptions referred to above.  Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations or assumptions could affect the opinions referred to herein.  Moreover, the Company's qualification as a REIT depends upon the ability of the Company to meet, for each taxable year, through actual annual operating results, requirements under the Code regarding gross income, assets, distributions and diversity of stock ownership.  We have not undertaken, and will not undertake, to review the Company's compliance with these requirements on a continuing basis.  Accordingly, no assurance can be given that the actual results of the Company's operations for any single taxable year have satisfied or will satisfy the tests necessary to qualify as a REIT under the Code.  In addition, the opinion set forth above does not foreclose the possibility that the Company may have to pay an excise or penalty tax, which could be significant in amount, in order to maintain its REIT qualification.  Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter or the Certificate of Representations, and we note that the Company will likely engage in transactions in connection with which we will not provide legal advice, and of which we may be unaware.

The opinions set forth in this letter are: (i) limited to those matters expressly covered and no opinion is expressed in respect of any other matter, (ii) as of the date hereof, and (iii) rendered by us at the request of the Company.  We hereby consent to the filing of this opinion with the SEC as an exhibit to the Prospectus Supplement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Clifford Chance US LLP